Exhibit 77Q1

Exhibits

(e)(1) Amended Schedule A dated June 11, 2008 to Amendment Investment Management Agreement between ING Investments LLC and ING Series Fund, Inc. dated April 1, 2004 - filed as an Exhibit to Post-Effective Amendment No. 121 to the Registrant’s Registration Statement on Form N-1A filed on October 15, 2008 and incorporated herein by reference.

(e)(2) Amended Schedule A dated October 22, 2008 to Amendment Investment Management Agreement between ING Investments LLC and ING Series Fund, Inc. dated April 1, 2004 - filed as an Exhibit to Post-Effective Amendment No. 122 to the Registrant’s Registration Statement on Form N-1A filed on October 21, 2008 and incorporated herein by reference.

(e)(3) Amended Schedule A dated October 31, 2008 to Amendment Investment Management Agreement between ING Investments LLC and ING Series Fund, Inc. dated April 1, 2004 – Filed herein.

(e)(4) Amendment dated June 16, 2008 to the Sub-Advisory Agreement between ING Investments, LLC and BlackRock Advisors, LLC dated September 30, 2006 – Filed herein.

(e)(5) Amended Schedule A dated June 11, 2008 to the Sub-Advisory Agreement ING Investments, LLC and ING Investment Management Co. dated March 1, 2002 – Filed as an Exhibit to Post-Effective Amendment No. 116 to the Registrant’s Registration Statement on Form N-1A on July 30, 2008 and incorporated herein by reference.